UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2022

VERANO HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

British Columbia	000-56342	98-1583243
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 North Dearborn Street, 4 th Floor,
Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

(312) 265-0730

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2022, Verano Holdings Corp., a British Columbia corporation (the “Company”), entered into a Credit Agreement (the “Credit Agreement”), by and among the Company, subsidiaries of the Company from time-to-time party thereto (together with the Company, collectively, the “Borrowers”), lenders from time-to-time party thereto (the “Lenders”), and Chicago Atlantic Admin, LLC, a Delaware limited liability company (“Chicago Atlantic”), as administrative agent for the Lenders.

Proceeds from the Credit Agreement are being used to repay all of the obligations outstanding under the Amended and Restated Credit Agreement, dated as of May 10, 2021 (and amended as of May 20, 2021, September 23, 2021, October 20, 2021 and March 1, 2022), by and among the Company, subsidiaries of the Company from time-to-time party thereto, lenders from time-to-time party thereto, and Chicago Atlantic, as administrative agent and collateral agent for such lenders (the “Prior Credit Agreement”), a copy of which was filed as Exhibit 10.1 and 10.2 to the Company’s registration statement on Form 10 (File No. 00-56342) initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 26, 2022, and amended on June 17, 2022, August 19, 2022, and September 8, 2022. For a description of the material terms of the Prior Credit Agreement, see Note 9 to the Company’s Unaudited Interim Condensed Consolidated Financial Statements included in the Company’s Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 19, 2022, which description is incorporated by reference herein. In connection with such repayment, the Prior Credit Agreement will be terminated and will no longer be in force or effect.

Principal, Security, Interest and Prepayments

The Credit Agreement provides for $350,000,000 in principal borrowings in the aggregate and further provides the Borrowers with the right, subject to customary conditions, to request an additional incremental term loan in the aggregate principal amount of up to $100,000,000; provided¸ that the Lenders elect to fund such incremental term loan. The loans require scheduled amortization payments of $350,000 per month and the remaining principal balance is due in full on October 30, 2026.

The Credit Agreement also provides the Borrowers with the right to (a) incur up to $120,000,000 of additional indebtedness from third-party lenders secured by real estate excluded as collateral under the Credit Agreement, (b) incur additional mortgage financing from third-party lenders secured by real estate acquired after the closing date, and (c) upon the SAFE Banking Act or similar legislation making banking services available to U.S. cannabis companies being passed by the United States Congress, incur up to $50,000,000 pursuant to a revolving credit facility from third-party lenders that is pari passu or subordinated to the Credit Agreement obligations, each of which are subject to customary conditions.

The obligations under the Credit Agreement are secured by substantially all of the assets of the Borrowers, excluding vehicles, specified parcels of real estate and other customary exclusions.

The Credit Agreement provides for a floating annual interest rate equal to the prime rate then in effect plus 6.50%, which rate may be increased by 3.00% upon an event of default or 6.00% upon a material event of default as provided in the Credit Agreement.

At any time, the Company may voluntarily prepay up to $100,000,000 of the principal balance, subject to a $1,000,000 prepayment premium upon the first optional prepayment and prepayment premiums at varying rates on additional prepayments thereafter. The Borrowers may not voluntarily prepay more than $100,000,000 of the principal balance without prepaying the entire outstanding principal balance.

Representations, Warranties, Events of Default and Certain Covenants

The Credit Agreement includes customary representations and warranties and customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to material indebtedness, and events of bankruptcy and insolvency.

The Credit Agreement also includes customary negative covenants limiting the Borrowers’ ability to incur additional indebtedness and grant liens that are otherwise not permitted, and the ability to enter into or consummate acquisitions or dispositions that are not otherwise permitted, among others. Additionally, the Credit Agreement requires the Borrowers to meet certain financial tests.

Chicago Atlantic and certain other Lenders and their respective affiliates have provided and may, from time to time, continue to provide investment banking, financial advisory, lending and/or commercial banking services to the Company and its affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses. Additionally, George Archos, the Chairman, Chief Executive Officer and Founder of the Company, is participating in the Credit Agreement as a lender funding $1,000,000 of the $350,000,000 funded.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As set forth in Item 1.01 above, the Prior Credit Agreement and related ancillary credit documents will be terminated and all amounts owing thereunder, including applicable prepayment premiums, are being paid in full at the time the term loans are funded under the Credit Agreement. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Credit Agreement, dated as of October 27, 2022, by and among Verano Holdings Corp., certain subsidiaries of Verano Holdings Corp. from time-to-time party thereto, certain lenders from time-to-time party thereto, and Chicago Atlantic Admin, LLC, a Delaware limited liability company, as administrative agent for the lenders.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. Such identified information has been excluded from this exhibit because it (i) is not material and (ii) would likely cause competitive harm to the company if disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERANO HOLDINGS CORP.

Date: October 27, 2022	By:	/s/ Brett Summerer
	Name:	Brett Summerer
	Title:	Chief Financial Officer